Exhibit 99.1

k

first Quarter 2022 Earnings Results

Sixth Street Specialty Lending, Inc. Reports First Quarter Adjusted Net Investment Income Per Share of $0.49 and NAV Per Share of $16.88; Declares a Second Quarter Base Dividend Per Share of $0.41 and a First Quarter Supplemental Dividend Per Share of $0.04

NEW YORK—May 3, 2022— Sixth Street Specialty Lending, Inc. (NYSE: TSLX, or the “Company”) today reported adjusted net investment income of $0.49 per share and adjusted net income of $0.56 per share for the first quarter ended March 31, 2022. These results correspond to an annualized return on equity (ROE) on adjusted net investment income and adjusted net income of 11.6% and 13.2%, respectively.

Both adjusted net investment income per share and adjusted net income per share exclude approximately $0.02 per share of capital gains incentive fee expenses that were accrued, but not paid or payable, related to cumulative unrealized capital gains in excess of cumulative net realized capital gains less any cumulative unrealized losses and capital gains incentive fees paid inception-to-date. Including the impact of the accrued capital gains incentive fee expenses, the Company’s net investment income and net income for the quarter ended March 31, 2022, were $35.7 million, or $0.47 per share, and $40.9 million, or $0.54 per share, respectively. The Company’s strong net investment income in the first quarter reflects continued strength of the core earnings power of its portfolio. Net investment income was supported by fee income from portfolio activity, alongside interest and dividend income levels driven by sustained portfolio yields.

Reported net asset value (NAV) per share was $16.88 at March 31, 2022 as compared to $16.84 or a pro forma NAV per share of $16.73 at December 31, 2021 (which accounts for the impact of the $0.11 per share fourth quarter 2021 supplemental dividend). The drivers of this quarter’s NAV per share growth were primarily the continued overearning of the Company’s base quarterly dividend and net realized and unrealized gains related to portfolio-company specific events.

The Company announced that its Board of Directors has declared a second quarter 2022 base dividend of $0.41 per share to shareholders of record as of June 15, 2022, payable on July 15, 2022, and a first quarter supplemental dividend of $0.04 per share to shareholders of record as of May 31, 2022, payable on June 30, 2022. Adjusted for the impact of the supplemental dividend related to this quarter’s earnings, the Company’s Q1 pro forma NAV per share was $16.84.

On April 25, 2022, the Company completed an amendment to its Revolving Credit Facility, which, among other changes, (a) increased the aggregate commitments under the facility from $1.510 billion to $1.585 billion, (b) extended the stated maturity date to April 23, 2027 for $1.510 billion of commitments, (c) removed the minimum borrower net worth and liquidity test financial covenants and (d) updated and modified terms and provisions of the facility to reflect alternative reference rates based on term Secured Overnight Financing Rate for loans denominated in U.S. dollars.

Net Investment Income Per Share
Q1 2022 (adjusted):	$0.49
Q1 2022:	$0.47

Net Income Per Share
Q1 2022 (adjusted):	$0.56
Q1 2022:	$0.54

Annualized ROE
Q1 2022 (Adj NII):	11.6%
Q1 2022 (Adj NI):	13.2%
Q1 2022 (NII):	11.2%
Q1 2022 (NI):	12.8%

NAV
Q1 2022 ($MM):	$1,284.0
Q1 2022 (per share)	$16.88
Q1 2022 (per share, PF):	$16.84

Dividends Declared (per share)
Q1 2022 (Base):	$0.41
LTM Q1’22 (Base):	$1.64
LTM Q1’22 (Supp/Special):	$0.74
LTM Q1’22 (Total):	$2.38

Portfolio and Investment Activity

For the quarter ended March 31, 2022, new investment commitments totaled $79.3 million. This compares to $1,389.1 million for the quarter ended December 31, 2021.

For the quarter ended March 31, 2022, the principal amount of new investments funded was $52.8 million in 2 new and 8 upsizes to existing portfolio companies. For this period, the Company had $144.4 million aggregate principal amount in exits and repayments. For the quarter ended December 31, 2021, the principal amount of new investments funded was $656.3 million in 15 new portfolio companies and 4 existing portfolio companies. For that period, the Company had $527.8 million aggregate principal amount in exits and repayments.

As of March 31, 2022 and December 31, 2021, the Company had investments in 69 and 72 portfolio companies, respectively, with an aggregate fair value of $2,451.9 million and $2,521.6 million, respectively. As of March 31, 2022, the average investment size in each portfolio company was $35.5 million based on fair value.

As of March 31, 2022, the Company’s portfolio based on fair value consisted of 91.3% first-lien debt investments, 1.7% second-lien debt investments, 0.6% mezzanine investments, and 6.4% equity and other investments. As of December 31, 2021, the Company’s portfolio based on fair value consisted of 91.2% first-lien debt investments, 1.7% second-lien debt investments, 0.7% mezzanine investments, and 6.4% equity and other investments.

As of March 31, 2022, 99.0% of debt investments based on fair value in the portfolio bore interest at floating rates with 100.0% of these subject to LIBOR floors. The Company’s credit facilities also bear interest at floating rates. In connection with the Company’s Convertible Notes and other Notes, which bear interest at fixed rates, the Company has entered into fixed-to-floating interest rate swaps in order to align the nature of the interest rates of its liabilities with its investment portfolio.

As of March 31, 2022 and December 31, 2021, the weighted average total yield of debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 10.1% and 10.0%, respectively, and the weighted average total yield of debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 10.3% and 10.2% for the quarter ended March 31, 2022 and December 31, 2021, respectively.

As of March 31, 2022, less than 0.01% of the portfolio at fair value was on non-accrual status. No new portfolio companies were added to non-accrual during the quarter.

1.	Calculation includes income earning debt investments only.

Origination Activity
Commitments:	$79.3MM
Fundings:	$52.8MM
Net Fundings/(Payoffs):	($91.6)MM

Average Investment Size
$35.5MM (1.4% of the portfolio at fair value)

First Lien Debt Investments (% FV)
91.3%

Secured Debt Investments (% FV)
93.1%

Floating Rate Debt Investments[1] (% FV)
99.0%

Weighted Average Yield of Debt and Incoming-Producing Securities
Yield at Fair Value:	10.1%
Yield at Amortized Cost:	10.3%

Results of Operations for the Three Months Ended march 31, 2022

Total Investment Income

For the three months ended March 31, 2022 and 2021, investment income was $67.4 million and $66.2 million, respectively. The increase was due to a slight increase in the average size of our portfolio compared to Q1 2021.

Net Expenses

Net expenses totaled $31.4 million and $33.4 million for the three months ended March 31, 2022 and 2021, respectively. The decrease in expenses was primarily driven by lower accrued capital gains incentive fees related to cumulative unrealized capital gains in excess of cumulative net realized capital gains less cumulative unrealized losses and capital gains incentive fees paid inception-to-date.

Debt and Capital Resources

As of March 31, 2022, the Company had $23.5 million in cash and cash equivalents (including $19.1 million of restricted cash), total principal value of debt outstanding of $1,174.8 million, and $1,232.7 million of undrawn capacity on its revolving credit facility, subject to borrowing base and other limitations. The Company’s weighted average interest rate on debt outstanding was 2.3% and 2.2% for the three-month periods ended March 31, 2022 and December 31, 2021, respectively. At March 31, 2022, the Company’s debt to equity ratio was 0.91x, compared to 0.95x at December 31, 2021. Average debt to equity was 0.95x for the three-month period ended March 31, 2022, compared to 0.99x for the three-month period ended December 31, 2021.

1.

Daily average debt outstanding during the quarter divided by the daily average net assets during the quarter. Daily average net assets is calculated by starting with the prior quarter end net asset value and adjusting for capital activity during the quarter (adding common stock offerings / DRIP contributions).

Total Investment Income
$67.4MM

Net Expenses
$31.4MM

Total Principal Debt Outstanding
$1,174.8MM

Debt-to-Equity Ratio
Q1 2022 Quarter End:	0.91x
Q1 2022 Average[1]:	0.95x

LIQUIDITY AND FUNDING PROFILE

Liquidity

The following tables summarize the Company’s liquidity at March 31, 2022 and changes to unfunded commitments since December 31, 2021.

$ Millions

Revolving Credit Facility[1]		Unfunded Commitment Activity
Revolver Capacity	$1,585	Unfunded Commitments (See Note 8 in 12/31/21 10-K)	$332
Drawn on Revolver	($277)	Extinguished Unfunded Commitments	($19)
Unrestricted Cash Balance	$4	New Unfunded Commitments	$28
Total Liquidity (Pre-Unfunded Commitments)	$1,312	Net Drawdown of Unfunded Commitments	($27)
Available Unfunded Commitments[2]	($147)	Total Unfunded Commitments	$314
Total Liquidity (Burdened for Unfunded Commitments)	$1,165	Unavailable Unfunded Commitments[2]	($167)
		Available Unfunded Commitments[2]	$147
1.

Adjusted to reflect the April 2022 amendment to the revolving credit facility, which upsized the facility by $75 million to $1.585 billion and extended the maturity date to April 2027 for $1.510 billion of commitments

2.

Commitments may be subject to limitations on borrowings set forth in the agreements between the Company and the applicable portfolio company. As a result, portfolio companies may not be eligible to borrow the full commitment amount on such date

Note: May not sum due to rounding

Funding Profile

At March 31, 2022, the Company’s funding mix was comprised of 76% unsecured and 24% secured debt. As illustrated below, the Company’s nearest debt maturity is in August 2022 at $100 million, and the weighted average remaining life of investments funded with debt was ~2.1 years, compared to a weighted average remaining maturity on debt of ~4.1 years*.

*Adjusted to reflect the April 2022 amendment to the revolving credit facility, which upsized by $75 million to $1.585 billion and extended the maturity date to April 23, 2027 for $1.510 billion of commitments

**Includes $25 million of non-extending commitments with a maturity of January 31, 2025 and a revolving period ending January 31, 2024 and $50 million of non-extending commitments with a maturity of February 4, 2026 and a revolving period ending February 4, 2025

1.

Net of Deferred Financing Costs and Interest Rate Fair Value Hedging. Deferred Financing Costs total $23.7M at 3/31/21, $22.3M at 6/30/21, $20.8M at 9/30/21, $19.1M at 12/31/21 and $17.8M at 3/31/22. Fair value hedge on interest rate swaps related to the 2024 and 2026 notes total $2.2M at 3/31/21, $4.5M at 6/30/21, $2.5M at 9/30/21, ($5.9M) at 12/31/21 and ($33.0M) at 3/31/22

2.

Weighted by amortized cost of debt investments. Investments are financed by debt and equity capital.  This analysis assumes longer-dated investments are currently funded by equity capital (54% of investments) and the remaining (shorter-dated) investments (46% of investments) are currently funded by debt financing. Investments for purposes of this analysis exclude unfunded commitments, and equity capital is defined as 3/31/22 net assets

3.	Weighted by gross commitment amount

Note: Numbers may not sum due to rounding

Conference Call and Webcast

Conference Call Information:

A conference call to discuss the Company’s financial results will be held live at 8:30 a.m. Eastern Time on May 4, 2022. Please visit TSLX’s webcast link located on the Events & Presentations page of the Investor Resources section of TSLX’s website http://www.sixthstreetspecialtylending.com for a slide presentation that complements the Earnings Conference Call. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

Domestic: (877) 359-9508

International: +1 (253) 237-1122

Conference ID: 9175546

All callers will need to enter the Conference ID followed by the # sign and reference “Sixth Street Specialty Lending” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available from approximately 12:00 p.m. Eastern Time on May 4 through May 11 via a webcast link located on the Investor Resources section of TSLX’s website, and via the dial-in numbers listed below:

Domestic: (855) 859-2056

International: +1 (404) 537-3406

Conference ID: 9175546

Financial Highlights

(Amounts in millions, except per share amounts)

		Three Months Ended
		(unaudited)
	March 31, 2022	December 31, 2021	March 31, 2021
Investments at Fair Value	$2,451.9	$2,521.6	$2,382.7
Total Assets	$2,491.2	$2,551.9	$2,417.9
Net Asset Value Per Share	$16.88	$16.84	$16.47
Supplemental Dividend Per Share	$0.04	$0.11	$0.06
Pro Forma Net Asset Value Per Share (1)	$16.84	$16.73	$16.41

Investment Income	$67.4	$78.3	$66.2
Adjusted Net Investment Income (2)	$37.1	$46.2	$36.8
Adjusted Net Income (2)	$42.3	$41.8	$61.2
Accrued Capital Gains Incentive Fee Expense	$1.4	$(0.0)	$4.5
Net Investment Income	$35.7	$46.2	$32.3
Net Income (Loss)	$40.9	$41.8	$56.7

Adjusted Net Investment Income Per Share (2)	$0.49	$0.63	$0.53
Adjusted Net Income (Loss) Per Share (2)	$0.56	$0.57	$0.88
Accrued Capital Gains Incentive Fee Expense Per Share	$0.02	$(0.0)	$0.07
Net Investment Income Per Share	$0.47	$0.63	$0.46
Net Income (Loss) Per Share	$0.54	$0.57	$0.81

Annualized Return on Equity (Adjusted Net Investment Income) (2)(3)	11.6%	14.6%	13.3%
Annualized Return on Equity (Adjusted Net Income (Loss)) (2)(3)	13.2%	13.2%	22.1%
Annualized Return on Equity (Net Investment Income) (3)	11.2%	14.6%	11.7%
Annualized Return on Equity (Net Income (Loss)) (3)	12.8%	13.2%	20.5%

Weighted Average Yield of Debt and Income Producing Securities at Fair Value	10.1%	10.0%	9.8%
Weighted Average Yield of Debt and Income Producing Securities at Amortized Cost	10.3%	10.2%	10.1%
Percentage of Debt Investment Commitments at Floating Rates (4)	99.0%	98.9%	99.0%

1.	Pro forma net asset value per share gives effect to the supplemental dividend declared related to earnings or special dividend in the applicable period.
2.

Adjusted to exclude the capital gains incentive fee that was accrued, but not paid, related to cumulative unrealized capital gains in excess of cumulative net realized capital gains less any cumulative unrealized losses and capital gains incentive fees paid inception to date.

3.	Return on equity is calculated using prior period’s ending net asset value per share.
4.	Includes one or more fixed rate investments for which the Company entered into an interest rate swap agreement to swap to floating rate. Calculation includes income earning debt investments only.

Financial Statements and Tables

Sixth Street Specialty Lending, Inc.
Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	March 31,	December 31,
	2022	2021
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $2,301,668 and $2,354,984, respectively)	$2,375,860	$2,434,797
Non-controlled, affiliated investments (amortized cost of $0 and $12,666, respectively)	—	27,017
Controlled, affiliated investments (amortized cost of $64,362 and $64,362, respectively)	75,999	59,779
Total investments at fair value (amortized cost of $2,366,030 and $2,432,012, respectively)	2,451,859	2,521,593
Cash and cash equivalents (restricted cash of $19,069 and $14,399, respectively)	23,494	15,967
Interest receivable	11,674	10,775
Prepaid expenses and other assets	4,148	3,522
Total Assets	$2,491,175	$2,551,857
Liabilities
Debt (net of deferred financing costs of $17,755 and $19,147, respectively)	$1,121,190	$1,185,964
Management fees payable to affiliate	9,330	9,380
Incentive fees on net investment income payable to affiliate	7,877	9,789
Incentive fees on net capital gains accrued to affiliate	16,351	14,928
Dividends payable	31,162	30,926
Other payables to affiliate	2,943	3,149
Other liabilities	18,337	21,873
Total Liabilities	1,207,190	1,276,009
Commitments and contingencies (Note 8)
Net Assets
Preferred stock, $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 76,366,724 and 76,067,586 shares issued, respectively; and 76,070,680 and 75,771,542 shares outstanding, respectively	764	761
Additional paid-in capital	1,195,695	1,189,275
Treasury stock at cost; 296,044 and 296,044 shares held, respectively	(4,291)	(4,291)
Distributable earnings	91,817	90,103
Total Net Assets	1,283,985	1,275,848
Total Liabilities and Net Assets	$2,491,175	$2,551,857
Net Asset Value Per Share	$16.88	$16.84

Sixth Street Specialty Lending, Inc.

Consolidated Statements of Operations

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2022	March 31, 2021
Income
Investment income from non-controlled, non-affiliated investments:
Interest from investments	$64,233	$61,765
Dividend income	235	507
Other income	1,762	2,277
Total investment income from non-controlled, non-affiliated investments	66,230	64,549
Investment income from non-controlled, affiliated investments:
Interest from investments	133	211
Dividend income	—	545
Other income	—	—
Total investment income from non-controlled, affiliated investments	133	756
Investment income from controlled, affiliated investments:
Interest from investments	1,065	936
Other income	1	1
Total investment income from controlled, affiliated investments	1,066	937
Total Investment Income	67,429	66,242
Expenses
Interest	9,602	8,953
Management fees	9,330	8,738
Incentive fees on net investment income	7,877	7,811
Incentive fees on net capital gains	1,424	4,515
Professional fees	1,484	1,395
Directors’ fees	191	194
Other general and administrative	1,459	1,866
Total expenses	31,367	33,472
Management fees waived (Note 3)	—	—
Net Expenses	31,367	33,472
Net Investment Income Before Income Taxes	36,062	32,770
Income taxes, including excise taxes	350	460
Net Investment Income	35,712	32,310
Unrealized and Realized Gains (Losses)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	(5,622)	9,363
Non-controlled, affiliated investments	(14,350)	2,082
Controlled, affiliated investments	16,220	(1)
Translation of other assets and liabilities in foreign currencies	(1,800)	133
Interest rate swaps	(2,943)	(1,822)
Total net change in unrealized gains (losses)	(8,495)	9,755
Realized gains (losses):
Non-controlled, non-affiliated investments	8	14,619
Non-controlled, affiliated investments	13,673	(33)
Foreign currency transactions	(13)	1
Total net realized gains (losses)	13,668	14,587
Total Net Unrealized and Realized Gains (Losses)	5,173	24,342
Increase in Net Assets Resulting from Operations	$40,885	$56,652
Earnings per common share—basic	$0.54	$0.81
Weighted average shares of common stock outstanding—basic	75,972,079	69,691,162
Earnings per common share—diluted	$0.51	$0.75
Weighted average shares of common stock outstanding—diluted	81,536,251	77,356,492

The Company’s investment activity for quarter ended March 31, 2022 and 2021 is presented below (information presented herein is at par value unless otherwise indicated).

	Three Months Ended
($ in millions)	March 31, 2022	March 31, 2021
New investment commitments:
Gross originations	$304.5	$381.6
Less: Syndications/sell downs	225.2	236.2
Total new investment commitments	$79.3	$145.4
Principal amount of investments funded:
First-lien	$48.5	$129.2
Second-lien	—	—
Mezzanine	—	—
Equity and other	4.3	1.2
Total	$52.8	$130.4
Principal amount of investments sold or repaid:
First-lien	$140.5	$81.1
Second-lien	—	—
Mezzanine	—	—
Equity and other	3.9	4.0
Total	$144.4	$85.1
Number of new investment commitments in new portfolio companies	2	2
Average new investment commitment amount in new portfolio companies	$16.5	$36.3
Weighted average term for new investment commitments in new portfolio companies (in years)	5.7	5.0
Percentage of new debt investment commitments at floating rates	100.0%	100.0%
Percentage of new debt investment commitments at fixed rates	—	—
Weighted average interest rate of new investment commitments	9.5%	9.8%
Weighted average spread over LIBOR of new floating rate investment commitments	8.6%	9.6%
Weighted average interest rate on investments fully sold or paid down	9.7%	11.0%

About Sixth Street Specialty Lending

Sixth Street Specialty Lending is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. The Company is externally managed by Sixth Street Specialty Lending Advisers, LLC, an affiliate of Sixth Street and a Securities and Exchange Commission (“SEC”) registered investment adviser. The Company leverages the deep investment, sector, and operating resources of Sixth Street, a global investment firm with over $60 billion in assets under management and committed capital. For more information, visit the Company’s website at www.sixthstreetspecialtylending.com.

About Sixth Street

Sixth Street is a global investment firm with over $60 billion in assets under management and committed capital. The firm uses its long-term flexible capital, data-enabled capabilities, and One Team culture to develop themes and offer solutions to companies across all stages of growth. Founded in 2009, Sixth Street has more than 350 team members including over 180 investment professionals around the world. For more information, visit www.sixthstreet.com or follow Sixth Street on LinkedIn.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any such forward-looking statements.

Investors:

Cami VanHorn, 469-621-2033
Sixth Street Specialty Lending
IRTSLX@sixthstreet.com

Media:

Patrick Clifford, 617-793-2004
Sixth Street
PClifford@sixthstreet.com